EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

Capitol Bancorp Ltd.
Lansing, Michigan

We hereby consent to the incorporation by reference in Registration Statements Nos. 333-15111, 333-153121, 333-122278, 333-104665, 333-84009, and 333-41215 on Form S-3, Registration Statements Nos. 333-157263, 333-139235, 333-137910, 333-137367, 333-129778, 333-128850, 333-124417, 333-116571, 333-113931, and 333-115110 on Form S-4 and Registration Statements Nos. 333-122278, 333-144180, 333-137092, 333-126206, 333-105339, 333-105314, 333-99175, 333-97189 and 333-30521 on Form S-8 of Capitol Bancorp Ltd. of our reports dated March 19, 2010, relating to the consolidated financial statements and the effectiveness of Capitol Bancorp Ltd.'s internal control over financial reporting, which appear on pages F-49 – F-51 in the Annual Report to shareholders (Financial Information Section), which is incorporated in this Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

/s/ BDO Seidman, LLP

March 31, 2010
Grand Rapids, Michigan